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                                                                     Exhibit 4.4

                                 AMENDMENT NO. 1
                                     TO THE
                               ROADWAY CORPORATION
          NONEMPLOYEE DIRECTORS' EQUITY AND DEFERRED COMPENSATION PLAN


            Roadway Corporation hereby adopts Amendment No. 1 to the Roadway Corporation Nonemployee Directors' Equity and Deferred Compensation Plan (the "Plan") effective as of February 12, 2002. Words and phrases that are used herein with initial capital letters that are defined in the Plan are used herein as so defined.

                                       I.

            Section 9.1 of the Plan is hereby amended in its entirety to read as follows:

            "9.1 SHARES SUBJECT TO PLAN. Subject to adjustment as provided in this Plan, the total number of Shares which may be issued under this Plan shall be 100,000; provided however, that such Shares (i) may be supplemented by Shares authorized but not granted under the following Company Plans: Management Incentive Stock Plan, Employee Stock Purchase Plan, Equity Ownership Plan, Nonemployee Directors' Stock Option Plan and Nonemployee Directors' Equity Ownership Plan ('stock related plans') and
      (ii) shall be reduced by any shares authorized under this Plan designated to be used to grant awards under any other stock related plan in excess of the shares authorized under such other plan. Notwithstanding the foregoing, in no event shall the sum of all Shares granted, out of the additional 800,000 Shares authorized pursuant to the amendment to the Equity Ownership Plan and the establishment of the Nonemployee Directors' Equity Ownership Plan, both on the date hereof, pursuant to Required Retainer Shares and Voluntary Shares under the Plan, Awards other than Options and Stock Appreciation Rights under the Equity Ownership Plan and Restricted Shares under the Nonemployee Directors' Equity Ownership Plan exceed 600,000 Shares."


         EXECUTED this 26th day of April, 2002.

                             ROADWAY CORPORATION

                             By: /s/ John J. Gasparovic
                                -----------------------------------------------
                             Title: Vice President, General Counsel
                                    and Secretary
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